Exhibit 31.1

Certifications

I, Timothy Warbington, certify that:

1.	I have reviewed this Form 10-K/A for the year ended December 31, 2018, of Creative Medical Technology Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 28, 2019

/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer
(Principal Executive Officer)